      As filed with the Securities and Exchange Commission on June 7, 2002

                                             Registration No. 333-______________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 MIGRATEC, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                   65-0125664
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

                           11494 LUNA ROAD, SUITE 100
                        FARMERS BRANCH, TEXAS 75234-9421
                    (Address of principal executive offices)

                     MIGRATEC, INC. LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                               T. ULRICH BRECHBUHL
                PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                           11494 LUNA ROAD, SUITE 100
                        FARMERS BRANCH, TEXAS 75234-9421
                     (Name and address of agent for service)

                                 (972) 969-0300
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                            TED S. SCHWEINFURTH, ESQ.
                         WINSTEAD SECHREST & MINICK P.C.
                     1201 ELM STREET, 5400 RENAISSANCE TOWER
                               DALLAS, TEXAS 75270

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                             Proposed            Proposed
              Title of                    Amount             Maximum             Maximum            Amount of
             Securities                    to be          Offering Price        Aggregate          Registration
          to be Registered              Registered          Per Share         Offering Price           Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per    8,000,000 shares*        $0.28*           $2,240,000*           $206.08
share
--------------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Act"). Pursuant to Rule 457(h) and Rule 457(c), this estimate is based upon the average of the high and low sale prices of the Registrant's common stock, $.001 par value per share ("Common Stock"), on June 3, 2002 (as reported on the Over the Counter Bulletin Board). Pursuant to Rule 416 promulgated under the Act, there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the MigraTEC, Inc. Long-Term Incentive Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

----------

* Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE.

         This registration statement on Form S-8 (this "Registration Statement") is filed in order to register an additional 8,000,000 shares of common stock, par value $0.001 per share, of MigraTEC, Inc. (the "Registrant") for issuance and sale pursuant to the MigraTEC, Inc. Long-Term Incentive Plan (as amended and restated, the "Plan"). Pursuant to Instruction E of Form S-8, the contents of
(i) that earlier registration statement (File No. 333-49398), which registered 7,000,000 shares for issuance under the Plan, filed November 6, 2000, and (ii) that subsequent registration statement (File No. 333-59452), which registered an additional 7,000,000 shares for issuance under the Plan, filed April 24, 2001, are each hereby incorporated herein by reference.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

         (a) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed April 1, 2002 (File No. 000-28220);

         (b) the Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2002, filed May 15, 2002 (File No. 000-28220) and all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2001; and

         (c) the description of the Registrant's common stock, $.001 par value per share (the "Common Stock"), contained in the Registrant's registration statement on Form SB-2, filed May 15, 2002 (File No. 333-87278).

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS.

         The exhibits required to be furnished pursuant to this Item 8 are listed in the Exhibit Index filed herewith, which Exhibit Index is hereby incorporated herein by reference.

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints T. Ulrich Brechbuhl his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmers Branch, State of Texas, on June 7, 2002.

                                       MIGRATEC, INC.



                                       By: /s/ T. Ulrich Brechbuhl
                                           -----------------------------------
                                           T. Ulrich Brechbuhl
                                           President, Chief Financial
                                           Officer and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                    TITLE                                   DATE
---------                                    -----                                   ----
/s/ William B. Patton, Jr.                   Chairman of the Board                   Dated: June 7, 2002
------------------------------------------
William B. Patton, Jr.

/s/ W. Curtis Overstreet                     Chief Executive Officer                 Dated: June 7, 2002
------------------------------------------   and Director (Principal
W. Curtis Overstreet                         Executive Officer)

/s/ T. Ulrich Brechbuhl                      President, Chief Financial Officer,     Dated: June 7, 2002
------------------------------------------   Secretary and Director (Principal
T. Ulrich Brechbuhl                          Financial and Accounting Officer)

/s/ Richard A. Gray, Jr.                     Director                                Dated: June 7, 2002
------------------------------------------
Richard A. Gray, Jr.

/s/ Drew R. Johnson                          Director                                Dated: June 7, 2002
------------------------------------------
Drew R. Johnson

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION
------   -----------
4.1      Form of Common Stock Certificate (incorporated herein by reference to
         Exhibit 4.1 to Post-Effective Amendment No. 1 to MigraTEC, Inc.'s
         registration statement on Form SB-2 filed November 13, 2000, File No.
         333-44946).

5.1      Opinion of Winstead Sechrest & Minick P.C. (filed herewith).

23.1 Consent of Winstead Sechrest & Minick P.C. (included in Exhibit 5.1 filed herewith).

23.2     Consent of Ernst & Young LLP (filed herewith).

24.1     Power of Attorney (included in the signature page of this Registration
         Statement).

99.1     MigraTEC, Inc. Long-Term Incentive Plan (filed herewith).

99.2     Form of Stock Option Grant Agreement and Stock Option Agreement
         (incorporated herein by reference to Exhibit 99.2 to MigraTEC, Inc.'s registration statement on Form S-8 filed November 6, 2000, File No.
         333-49398).